UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2003

Sovran Self Storage, Inc.
____________________________________________________________________________
Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-13820 (Commission File Number)	16-1194043 (IRS Employer Identification No.)
6467 Main Street Buffalo, N.Y. (Address of Principal Executive Offices)	14221 (Zip Code)

Registrant's telephone number, including area code (716) 633-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements and Exhibits.
(c)	Exhibits

	Exhibit 99.1	Press Release dated November 5, 2003
Item 12.	Results of Operations and Financial Condition.

            On November 5, 2003, Sovran Self Storage, Inc. (the "Company") issued a press release describing selected results for the quarter ended September 30, 2003. The press release is attached to this Report as Exhibit 99.1.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2003	SOVRAN SELF STORAGE, INC. (Registrant) By: /s/ David L. Rogers David L. Rogers, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release dated November 5, 2003

Exhibit 99.1

Sovran Self Storage, Inc
6467 Main St., Buffalo, NY 14221
(716) 633-1850

FOR IMMEDIATE RELEASE

November 5, 2003

Sovran Self Storage Reports Third Quarter Results and Acquisition of Texas Facility

            Buffalo, NY, November 5, 2003 - Sovran Self Storage, Inc. (NYSE:SSS), a self-storage real estate investment trust (REIT), reported operating results for the quarter ended September 30, 2003.

            Funds from operations for the quarter were $10.0 million or $.74 per fully diluted common share compared to $9.2 million or $.71 per fully diluted share for the quarter ended September 30, 2002. Net income available to common shareholders for the third quarter of 2003 was $4.8 million or $.35 per diluted share, compared to $5.0 million or $.38 per diluted share for the same period last year. Improved occupancies and revenue growth were somewhat offset by dilution resulting from paying down line of credit debt with the proceeds of the Company's Series C Preferred Stock issuance, higher operating costs, and higher interest expense associated with a recently completed financing transaction.

OPERATIONS:

            Total Company net operating income for the third quarter grew 7.3% compared with the same quarter in 2002 to $19.0 million. This growth was the result of improved operating performance and additional stores acquired in late 2002 and in 2003. Overall occupancy was 85.8% and average rent per square foot for the portfolio was $8.91.

            Revenues at the 253 facilities in the Company's same store portfolio increased 7.8% over the third quarter of 2002. Significantly less discounting, a 2% increase in rental rates, a 1.6% increase in occupancy and a $165,000 increase in other income contributed to the sales growth. Increased health care and insurance costs, property taxes and expenses associated with the Uncle Bob's truck program caused same store operating expenses to increase by 15.7%; net operating income on a same store basis showed 3.9% growth over last year's $18.0 million.

            During the quarter, the Company continued to advance its revenue initiatives. The Dri-guard humidity control program was installed at 4 more stores and expanded at 2 others; it is now featured at 54 facilities. A total of 158 stores now provide free use of an Uncle Bob's Truck to make it easier for customers to move into their spaces. The Company's call center has become fully operational as an integrated sales and reservation system. All calls to the 266 Uncle Bob's stores are routed to the Customer Care Center, where operators serve as leasing agents for over 135,000 rental spaces.

            Strong performance was shown at the Company's stores throughout the Virginia, Florida, North Carolina, and Atlanta markets, while some of the Texas and New England stores experienced slower than expected growth during the quarter.

ACQUISITION:

            As previously announced, on August 26th the Company acquired a storage facility in Dallas, Texas at a price of $5.2 million. Subsequent to the end of the quarter, the Company acquired another store in Dallas for $4.5 million. There are now 16 Uncle Bob's stores in the Dallas metro area.

FINANCING ACTIVITY:

            The Company entered into three previously announced financing transactions to increase its credit capacity and extend the maturities on its outstanding debt. The Company has issued $100 million of 10 year notes with an effective interest rate of 6.3%, $100 million of 5 year notes at LIBOR plus 150bp, and has negotiated a $75 million credit facility (expandable to $100 million) at LIBOR plus 137.5bp. At September 30th, the Company had interest rate swap contracts in place on all of its variable rate debt, and had $9 million outstanding on its line of credit.

SHARE REPURCHASE PROGRAM:

            In February, 2001, the Company's Board of Directors authorized the repurchase of up to one million shares of the Company's common stock. This was the second such authorization; to date, the Company has acquired approximately 1,171,886 shares pursuant to the programs. The Company expects such repurchases to be effected from time to time, in the open markets or in private transactions.

            The amount and timing of shares to be purchased will be subject to market conditions and will be based on several factors, including compliance with lender covenants, the price of the Company's stock and the level of stock issuances under the Company's employee stock plans. No assurance can be given as to the specific timing or amount of the share repurchases or as to whether and to what extent the share repurchase will be consummated.

YEAR 2003 EARNINGS GUIDANCE:

            The Company expects conditions in most of its markets to remain stable, but believes that growth in net operating income on a same store basis will be moderate. It expects to continue implementation of its Dri-guard and Uncle Bob's Truck initiatives, as well as other revenue enhancing programs, in which the Company will invest $3 to $4 million of capital expenditures.

            As opportunities arise, the Company may acquire self-storage facilities with high growth potential for its own portfolio, and may sell certain facilities depending on market conditions.

            Management reiterates it previously issued estimate of funds from operations for 2003 to be between $2.77 and $2.80 per share.

FORWARD LOOKING STATEMENTS:

            When used within this news release, the words "intends," "believes," "expects," "anticipates," and similar expressions are intended to identify "forward looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21F of Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company's ability to evaluate, finance and integrate acquired businesses into the Company's existing business and operations; the Company's ability to form joint ventures and sell existing properties to those joint ventures; the Company's existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company's outstanding floating rate debt; the Company's ability to effectively compete in the industries in which it does business; the Company's ability to successfully implement its truck leasing program and Dri-guard product roll-out; the Company's reliance on its call center; the Company's cash flow may be insufficient to meet required payments of principal and interest; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

            Sovran Self Storage will hold its Third Quarter Earnings Release Conference Call at 11:00 a.m. Eastern Standard Time on Thursday, November 6, 2003. Anyone wishing to listen to the call may access the webcast via Sovran's homepage www.sovranss.com. The call will be archived for a period of 90 days after initial airing.

            Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT whose business is acquiring, developing and managing self-storage facilities. The Company owns and/or operates 266 stores under the "Uncle Bob's Self Storage"(R) trade name in 21 states. For more information, please contact David Rogers, CFO or Diane Piegza, VP Investor Relations at (716) 633-1850 or the Company's Web site.

SOVRAN SELF STORAGE, INC.
COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (1)
(unaudited)
	July 1, 2003	July 1, 2002
	to	to
(dollars in thousands, except per share data)	September 30, 2003	September 30, 2002

Net income	$ 7,013	$ 6,837
Minority interest in income	451	488
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	4,676	4,176
Depreciation and amortization from
unconsolidated joint ventures	112	106
Write-off of unamortized financing fees	713	-
Preferred dividends	(2,204)	(1,558)
Funds from operations allocable to
minority interest in Operating Partnership	(372)	(374)
Funds from operations allocable to
minority interest in Locke Sovran II, LLC	(396)	(426)
Funds from operations available to common
shareholders	9,993	9,249
FFO per share - diluted	$ 0.74	$ 0.71

	January 1, 2003	January 1, 2002
	to	to
(dollars in thousands, except per share data)	September 30, 2003	September 30, 2002

Net income	$ 21,259	$ 19,591
Minority interest in income	1,373	1,602
Depreciation of real estate and amortization of intangible
of intangible assets exclusive of deferred	13,553	12,038
Depreciation and amortization from
unconsolidated joint ventures	337	380
Write-off of unamortized financing fees	713	-
Preferred dividends	(6,613)	(3,036)
Funds from operations allocable to
minority interest in Operating Partnership	(1,161)	(1,268)
Funds from operations allocable to
minority interest in Locke Sovran II, LLC	(1,165)	(1,323)
Funds from operations available to common
shareholders	28,296	27,984
FFO per share - diluted	$ 2.14	$ 2.19

(1) The Company believes that Funds from Operations ("FFO") provides relevant and meaningful information about its operating performance that is necessary, along with net earnings and cash flows, for an understanding of its operating results. Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses on sales of properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

BALANCE SHEET DATA

(dollars in thousands)		September 30, 2003 (unaudited)	December 31, 2002
Assets
Investment in storage facilities:
Land		$ 134,256	132,853
Building and equipment		594,859	577,988
		729,115	710,841
Less: accumulated depreciation		(88,767)	(75,344)
Investments in storage facilities, net		640,348	635,497
Cash and cash equivalents		13,770	2,063
Accounts receivable		1,549	1,785
Receivable from related parties		95	98
Notes receivable from joint ventures		2,110	2,023
Investment in joint ventures		3,196	3,386
Prepaid expenses		3,534	2,719
Other assets		7,803	4,766
Total Assets		672,405 ==============	$ 652,337 ==============

Liabilities
Line of credit		9,000	128,000
Term note		200,000	75,000
Accounts payable and accrued liabilities		9,208	5,024
Deferred revenue		3,509	3,468
Fair value of interest rate swap agreements		9,365	10,020
Accrued dividends		8,237	7,791
Capital lease obligations		3,072	1,933
Mortgage payable		47,001	47,519
Total Liabilities		289,392	278,755

Minority interest - Operating Partnership		13,862	14,277
Minority interest - Locke Sovran II, LLC		15,880	16,531

Shareholders' Equity
9.85% Series B Cumulative Preferred Stock		28,585	28,585
8.375% Series C Convertible Cumulative Preferred Stock		67,129	67,129
Common stock		148	140
Additional paid-in capital		340,192	317,423
Unearned restricted stock		(1,807)	(2,134)
Dividends in excess of net income		(44,436)	(35,124)
Accumulated other comprehensive loss		(9,365)	(10,020)
Treasury stock at cost		(27,175)	(23,225)
Total Shareholders' Equity		353,271	342,774

Total Liabilities and Shareholders' Equity		$ 672,405 ==============	$ 652,337 ==============

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share data)		July 1, 2003 to September 30, 2003	July 1, 2002 to September 30, 2002

Revenues:
Rental income		$ 28,373	25,679
Other operating income		817	652
Total operating revenues		29,190	26,331

Expenses:
Property operations and maintenance		7,600	6,319
Real estate taxes		2,546	2,271
General and administrative		2,509	2,278
Depreciation and amortization		4,819	4,403
Total operating expenses		17,474	15,271

Income from operations		11,716	11,060

Other income (expense)
Interest expense		(3,707)	(3,826)
Interest income		104	82
Write-off of unamortized financing fees		(713)	-
Minority interest - Operating Partnership		(286)	(280)
Minority interest - consolidated joint venture		(165)	(208)
Equity in income of joint ventures		64	9

Net income		7,013	6,837
Preferred stock dividends		(2,204)	(1,788)
Net income available to common shareholders		$ 4,809 ==============	$ 5,049 ==============

Per Common Share:
Earnings per common share - basic		$ 0.36 ==============	$ 0.39 ==============
Earnings per common share - diluted		$ 0.35 ==============	$ 0.38 ==============

Common shares used in basic
earnings per share calculation		13,426,533	12,961,626

Common shares used in diluted
earnings per share calculation		13,551,836	13,123,911

Dividends declared per common share		$ 0.6025 ==============	$ 0.6000 ==============

(dollars in thousands, except per share data)		January 1, 2003 to September 30, 2003	January 1, 2002 to September 30, 2002

Revenues:
Rental income		$ 82,064	$ 74,161
Other operating income		2,100	1,690
Total operating revenues		84,164	75,851

Expenses:
Property operations and maintenance		21,354	17,539
Real estate taxes		7,703	6,973
General and administrative		7,175	6,276
Depreciation and amortization		14,170	12,701
Total operating expenses		50,402	43,489

Income from operations		33,762	32,362

Other income (expense)
Interest expense		(10,825)	(11,380)
Interest income		311	258
Write-off of unamortized financing fees		(713)	-
Minority interest - Operating Partnership		(893)	(893)
Minority interest - consolidated joint venture		(480)	(709)
Equity in income (losses) of joint ventures		97	(47)

Net income		21,259	19,591
Preferred stock dividends		(6,613)	(3,266)
Net income available to common shareholders		$ 14,646 ===============	$ 16,325 ===============

Per Common Share:
Earnings per common share - basic		$ 1.11 ===============	$ 1.29 ===============
Earnings per common share - diluted		$ 1.10 ===============	$ 1.27 ===============

Common shares used in basic
earnings per share calculation		13,152,339	12,666,585

Common shares used in diluted
earnings per share calculation		13,267,558	12,865,883

Dividends declared per common share		$ 1.8025 ===============	$ 1.7800 ===============

SAME STORE DATA (2) (dollars in thousands)	July 1, 2003 to September 30, 2003	July 1, 2002 to September 30, 2002	Percentage Change

Revenues:
Rental income	$ 28,100	$ 26,164	7.4%
Other operating income	756	612	23.5%
Total operating revenues	28,856	26,776	7.8%

Expenses:
Property operations, maintenance, and real estate taxes	10,097	8,729	15.7%

Operating income	$ 18,759	$ 18,047	3.9%

(2) Includes the 253 stores owned and/or managed by the Company for the entire periods presented.

OTHER DATA

Investment in Storage Facilities:
The following summarizes activity in storage facilities during the nine months ended September 30, 2003:

Beginning balance	$ 710,841
Property acquisitions	5,207
Improvements and equipment additions:
Dri-guard humidity control installations	2,246
Expansions	5,442
Roofing, paving, painting, and equipment	3,929
Rental trucks	1,529
Dispositions	(79)
Storage facilities at cost at period end	$ 729,115
	September 30, 2003	September 30, 2002

Common shares outstanding at September 30	13,666,773	13,055,107

Operating Partnership Units outstanding at September 30	544,865	557,175

BFLO Doc. # 1337619.1